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                                                                    EXHIBIT 2.11


                                                              K&L DRAFT: 11/9/00


                   TAX SHARING AND INDEMNIFICATION AGREEMENT,

                         dated as of September 29, 2000

                                     between

                            MRV COMMUNICATIONS, INC.

                                       and

                              OPTICAL ACCESS, INC.


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                                TABLE OF CONTENTS


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SECTION 1.  DEFINITIONS -....................................................................1

        "AFFILIATED PERSON"..................................................................2
        "ASSOCIATES".........................................................................2
        "AUDIT"..............................................................................2
        "CODE"...............................................................................2
        "COMBINED GROUP".....................................................................2
        "COMBINED RETURN"....................................................................2
        "CONSOLIDATED GROUP".................................................................2
        "CONSOLIDATED RETURN"................................................................2
        "ESTIMATED TAX INSTALLMENT DATE".....................................................2
        "FEDERAL INCOME TAX".................................................................3
        "FEDERAL TAX"........................................................................3
        "FINAL DETERMINATION"................................................................3
        "GROSS ASSET VALUE"..................................................................3
        "GROUP"..............................................................................3
        "INCOME TAX".........................................................................3
        "INTEREST ACCRUAL PERIOD"............................................................3
        "IPO"................................................................................3
        "MRV AFFILIATE"......................................................................3
        "MRV GROUP"..........................................................................3
        "MASTER SEPARATION AGREEMENT"........................................................4
        "NON-FEDERAL COMBINED TAX"...........................................................4
        "NON-FEDERAL SEPARATE TAX"...........................................................4
        "NON-FEDERAL SEPARATE TAX RETURN"....................................................4
        "NON-FEDERAL TAX"....................................................................4
        "OPTICAL ACCESS AFFILIATE"...........................................................4
        "OPTICAL ACCESS BUSINESS"............................................................4
        "OPTICAL ACCESS GROUP"...............................................................4
        "OPTICAL ACCESS GROUP COMBINED RETURNS"..............................................4
        "OPTICAL ACCESS GROUP COMBINED TAX LIABILITY"........................................4
        "OPTICAL ACCESS GROUP CONSOLIDATED RETURNS"..........................................4
        "OPTICAL ACCESS GROUP FEDERAL INCOME TAX LIABILITY"..................................4
        "OPTICAL ACCESS GROUP FEDERAL INCOME TAXES"..........................................5
        "OPTICAL ACCESS GROUP NON-FEDERAL COMBINED TAXES"....................................5
        "OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE RETURNS"..................................5
        "OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAX LIABILITY"............................5
        "OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAXES"....................................5
        "PAYMENT PERIOD".....................................................................5
        "PERSON".............................................................................5
        "POST-SEPARATION PERIOD".............................................................5
        "PRE-SEPARATION PERIOD"..............................................................5


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
        "PRIVILEGE"..........................................................................5
        "PRO FORMA OPTICAL ACCESS GROUP COMBINED RETURN".....................................5
        "PRO FORMA OPTICAL ACCESS GROUP CONSOLIDATED RETURN".................................5
        "PRO FORMA OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAX RETURNS"....................6
        "RETAINED BUSINESS"..................................................................6
        "SEPARATE RETURN"....................................................................6
        "SEPARATION".........................................................................6
        "SEPARATION DATE"....................................................................6
        "SEPARATION TAX".....................................................................6
        "SERVICE"............................................................................6
        "STRADDLE PERIOD"....................................................................6
        "TAX"................................................................................6
        "TAX ASSET"..........................................................................6
        "TAX AUTHORITY"......................................................................6
        "TAX ITEM"...........................................................................7
        "TAX PERIOD".........................................................................7
        "TAX RETURN".........................................................................7
        "TREASURY REGULATIONS"...............................................................7

SECTION 2.  PREPARATION AND FILING OF TAX RETURNS............................................7


    2.1    IN GENERAL........................................................................7


    2.2    MANNER OF PREPARING AND FILING TAX RETURNS........................................7


    2.3    AGENT.............................................................................8


SECTION 3.  PAYMENT OF TAXES TO TAX AUTHORITIES..............................................8


    3.1    FEDERAL INCOME TAXES..............................................................8


    3.2    NON-FEDERAL COMBINED TAXES........................................................8


    3.3    NON-FEDERAL SEPARATE TAXES........................................................8


    3.4    OTHER FEDERAL TAXES...............................................................8


SECTION 4.  ALLOCATION OF TAXES..............................................................8


    4.1    OPTICAL ACCESS LIABILITY FOR FEDERAL INCOME TAXES AND NON-FEDERAL COMBINED
    TAXES....................................................................................8


    4.2    OPTICAL ACCESS GROUP FEDERAL INCOME TAX LIABILITY.................................9


    4.3    OPTICAL ACCESS GROUP COMBINED TAX LIABILITY.......................................9


    4.4    OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAX LIABILITY..........................10


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
    4.5    COOPERATION......................................................................10


    4.6    TAX SHARING INSTALLMENT PAYMENTS.................................................10


    4.7    TAX SHARING TRUE UP PAYMENTS.....................................................11


    4.8    REDETERMINATION AMOUNTS..........................................................11


SECTION 5.  ADDITIONAL OBLIGATIONS..........................................................12


    5.1    PROVISION OF INFORMATION AND MUTUAL COOPERATION..................................12


    5.2    INDEMNIFICATION..................................................................13


    5.3    TAX CONSEQUENCES OF PAYMENTS.....................................................14


    5.4    INTEREST.........................................................................14


    5.5    OUTSIDE FEES.....................................................................14


SECTION 6.  AUDITS..........................................................................14


    6.1    IN GENERAL.......................................................................15


    6.2    NOTICE...........................................................................15


    6.3    FAILURE TO NOTIFY................................................................15


    6.4    REMEDIES.........................................................................15


SECTION 7.  IPO.............................................................................15


    7.1    IPO RELATED ITEMS................................................................15


    7.2    TAX REPORTING OF IPO RELATED ITEMS...............................................16


    7.3    AUDITS RELATING TO SEPARATION....................................................16


    7.4    PROVISION OF INFORMATION AND MUTUAL COOPERATION..................................16


    7.5    PRESS RELEASES...................................................................16


SECTION 8.  MISCELLANEOUS...................................................................17


    8.1    EFFECTIVENESS....................................................................17


    8.2    NOTICES..........................................................................17


    8.3    CHANGES IN LAW...................................................................17


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
    8.4    SUCCESSORS AND ASSIGNS...........................................................17


    8.5    AUTHORIZATION, ETC...............................................................17


    8.6    COMPLETE AGREEMENT...............................................................18


    8.7    INTERPRETATION...................................................................18


    8.8    GOVERNING LAW....................................................................18


    8.9    COUNTERPARTS.....................................................................18


    8.10   LEGAL ENFORCEABILITY.............................................................18


    8.11   NO THIRD PARTY BENEFICIARIES.....................................................18


    8.12   JURISDICTION; FORUM..............................................................18


    8.13   AMENDMENT AND MODIFICATION.......................................................19


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                    TAX SHARING AND INDEMNIFICATION AGREEMENT


        TAX SHARING AND INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of September 29, 2000, by and among MRV Communications, Inc. ("MRV"), a Delaware corporation, and Optical Access, Inc. ("Optical Access"), a Delaware corporation and wholly owned subsidiary of MRV.

                                    RECITALS

        WHEREAS, MRV is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Code (as defined herein) and of consolidated, combined, unitary and other similar groups as defined under similar laws of other jurisdictions, and Optical Access and certain Optical Access Affiliates (as defined herein) are members of such groups;

        WHEREAS, the groups of which MRV is the common parent and Optical Access and the Optical Access Affiliates are members file or intend to file Consolidated Returns, Combined Returns and Separate Returns (as defined herein);

        WHEREAS, in addition to its other businesses, MRV has been engaged through Optical Access and its various subsidiaries and divisions in the Optical Access Business (as defined herein);

        WHEREAS, the Boards of Directors of MRV and Optical Access have each determined that it would be appropriate and desirable for MRV to contribute and transfer to Optical Access, and for Optical Access to receive and assume, directly or indirectly, the assets and liabilities (including contingent liabilities) of MRV and its Subsidiaries associated with the Optical Access Business to the extent not contributed and transferred to Optical Access prior to the date hereof (the "Separation");

        WHEREAS, MRV and Optical Access currently contemplate that, following the Separation, Optical Access will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended that will reduce MRV's ownership interest in Optical Access to not less than 80.1% of the outstanding common stock of Optical Access; and

        WHEREAS, it is appropriate and desirable to set forth the principles and responsibilities of the parties to this Agreement regarding the allocation of Taxes (as defined herein) and other related liabilities and adjustments with respect to Taxes, Audits (as defined herein) and other related Tax matters.

        NOW, THEREFORE, in consideration of the premises or promises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS - Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Separation Agreement (as defined herein). As used in this Agreement, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

"AFFILIATED PERSON" has the meaning ascribed to such term in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

"ASSOCIATES" has the meaning ascribed to such term in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"AUDIT" includes any audit, assessment of Taxes, other examination by any Tax Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial (including without limitation any determination with respect to a claim for refund).

"BENEFICIAL OWNERSHIP" has the meaning ascribed to such term in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor statute.

"COMBINED GROUP" means a group of corporations or other entities that files a Combined Return or a corporation or other entity that files a Combined Return described in clause (ii) or clause (iii) of the definition of "Combined Return."

"COMBINED RETURN" means any Tax Return with respect to Non-Federal Taxes (i) filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Optical Access or one or more Optical Access Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with MRV or one or more MRV Affiliates, (ii) filed on a separate basis that includes Tax Items relating to, or arising from, both the Optical Access Business and the Retained Business, or (iii) pursuant to which Tax Items or Tax Assets of (A) MRV (or any MRV Affiliate) are included on a separate Tax Return of Optical Access (or any Optical Access Affiliate) or (B) Optical Access (or any Optical Access Affiliate) are included on a separate Tax Return of MRV (or any MRV Affiliate).

"CONSOLIDATED GROUP" means an affiliated group of corporations within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

"CONSOLIDATED RETURN" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Optical Access or one or more Optical Access Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with MRV or one or more MRV Affiliates.

"ESTIMATED TAX INSTALLMENT DATE" means, in the case of Federal Income Tax, the installment due dates prescribed in Section 6655(c) of the Code (presently April 15, June 15, September 15 and December 15) together with due date for applying for an extension of time to file a return prescribed in Section 6072 of the Code or such other dates as may be prescribed by relevant provisions by statute or regulation with respect to other Federal and Non-Federal Taxes.


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"FEDERAL INCOME TAX" means any Tax imposed under Subtitle A of the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the Code), and any interest, additions to Tax or penalties applicable or related thereto.

"FEDERAL TAX" means any Tax imposed under the Code or otherwise under United States federal Tax law.

"FINAL DETERMINATION" means the final resolution of any Tax (or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (3) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions,
(4) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or
(5) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset).

"GROSS ASSET VALUE" means, when used with respect to a specified Person, the fair market value of such Person's assets unencumbered by any liabilities.

"GROUP" means either the MRV Group or the Optical Access Group, as the context provides.

"INCOME TAX" means (a) any Tax based upon, measured by, or calculated with respect to (1) net income or profits (including, without limitation, any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (2) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (1) above, or (b) any United States state or local franchise Tax.

"INTEREST ACCRUAL PERIOD" has the meaning set forth in Section 6.4 of this Agreement.

"IPO" has the meaning set forth in the Recitals.

"MRV AFFILIATE" means any corporation or other entity in which MRV owns more than fifty percent (50%) of the total combined voting power (at any time after the completion of the Separation), other than Optical Access or any Optical Access Affiliate.

"MRV GROUP" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which MRV is the common parent, and any corporation or other entity which is


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

a member of such group for the relevant taxable period or portion thereof, but excluding any member of the Optical Access Group.

"MASTER SEPARATION AGREEMENT" means the Master Separation Agreement, dated as of ____________, 2000 by and between MRV and Optical Access.

"NON-FEDERAL COMBINED TAX" means any Non-Federal Tax with respect to which a Combined Return is filed.

"NON-FEDERAL SEPARATE TAX" means any Non-Federal Tax other than a Non-Federal Combined Tax.

"NON-FEDERAL SEPARATE TAX RETURN" means any Tax Return filed with respect to Non-Federal Separate Taxes.

"NON-FEDERAL TAX" means any Tax other than a Federal Tax.

"OPTICAL ACCESS AFFILIATE" means any corporation or other entity in which Optical Access owns at least fifty percent (50%) of the total combined voting power (at any time after the completion of the Separation).

"OPTICAL ACCESS BUSINESS" has the meaning set forth in the Master Separation Agreement.

"OPTICAL ACCESS GROUP" means the affiliated group of corporations as defined in
Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions following the completion of the Separation, of which Optical Access would be the common parent if it were not a subsidiary of MRV, and any corporation or other entity which would be a member of such group for the relevant taxable period or portion thereof.

"OPTICAL ACCESS GROUP COMBINED RETURNS" means, any tax return with respect to Non-Federal Taxes filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Optical Access and one or more Optical Access Affiliates join in the filing of such Tax Return.

"OPTICAL ACCESS GROUP COMBINED TAX LIABILITY" means, with respect to any taxable period, the Optical Access Group's liability for Non-Federal Combined Taxes as determined under Section 4.3 of this Agreement.

"OPTICAL ACCESS GROUP CONSOLIDATED RETURNS" means, any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Optical Access and one or more Optical Access Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof).

"OPTICAL ACCESS GROUP FEDERAL INCOME TAX LIABILITY" means, with respect to any taxable period, the Optical Access Group's liability for Federal Income Taxes as determined under Section 4.2 of this Agreement.


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"OPTICAL ACCESS GROUP FEDERAL INCOME TAXES" means, means any Tax imposed under
Subtitle A of the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the
Code), and any interest, additions to Tax or penalties applicable or related thereto that are assessed against Optical Access or any Optical Access Affiliate.

"OPTICAL ACCESS GROUP NON-FEDERAL COMBINED TAXES" means, any Non-Federal Tax with respect to which a Combined Return is filed by the Optical Access Group.

"OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE RETURNS" means, any tax return filed with respect to Non-Federal Separate Taxes by Optical Access or any member of the Optical Access Group.

"OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAX LIABILITY" means, with respect to any taxable period, the Optical Access Group's liability for Non-Federal Separate Taxes as determined under Section 4.4 of this Agreement.

"OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAXES" means, any Non-Federal Tax other than a Non-Federal Combined Tax assessed again Optical Access or any member of the Optical Access Group.

"PAYMENT PERIOD" has the meaning set forth in Section 5.4 of this Agreement.

"PERSON" means any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

"POST-SEPARATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning after the Separation Date.

"PRE-SEPARATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning and ending on or before the Separation Date.

"PRIVILEGE" means any privilege that may be asserted under applicable law including, any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege, and any privilege relating to internal evaluation processes.

"PRO FORMA OPTICAL ACCESS GROUP COMBINED RETURN" means a pro forma Non-Federal Combined Tax return or other schedule prepared pursuant to Section 4.3 of this Agreement.

"PRO FORMA OPTICAL ACCESS GROUP CONSOLIDATED RETURN" means a pro forma consolidated Federal Income Tax return or other schedule prepared pursuant to
Section 4.2 of this Agreement.


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"PRO FORMA OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAX RETURNS" means a pro forma Non-Federal Separate Tax return or other schedule prepared pursuant to
Section 4.4 of this Agreement.

"RETAINED BUSINESS" means all lines of business retained by MRV following any Separation.

"SEPARATE RETURN" means any Tax Return with respect to Non-Federal Separate Taxes filed by MRV, Optical Access, or any of their respective affiliates.

"SEPARATION" has the meaning set forth in the Recitals.

"SEPARATION DATE" has the meaning set forth in the Master Separation Agreement.

"SEPARATION TAX" means any Tax (net of any current benefit arising from any Tax Asset) resulting from the Separation imposed upon MRV or any MRV Affiliate or Optical Access or any Optical Access Affiliate; provided that, such term shall not refer to the collateral Tax effects of the Separation (including, without limitation, relating to the tax basis of assets comprising the Optical Access Business or the amount, if any, of Tax Assets or earnings and profits of Optical Access or any Optical Access Affiliate following the Separation).

"SERVICE" means the Internal Revenue Service or any successor agency or authority.

"STRADDLE PERIOD" means any taxable period with respect to a Consolidated Return, Combined Return or Separate Return, as the case may be, beginning on or before the Separation Date and ending after the Separation Date.

"TAX" means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

"TAX ASSET" means any Tax Item that could reduce a Tax, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax or any other Tax credit.

"TAX AUTHORITY" means a U. S. or foreign governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Service).


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"TAX ITEM" means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

"TAX PERIOD" means any Pre-Separation Period, Post-Separation Period or Straddle Period.

"TAX RETURN" means any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

"TREASURY REGULATIONS" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 2. PREPARATION AND FILING OF TAX RETURNS

2.1 IN GENERAL. (a) For any Pre-Separation Period, MRV shall have the sole and exclusive responsibility for the preparation and filing of: (1) all Consolidated Returns, (2) all Combined Returns and (3) all Separate Returns.

        (b) For the Straddle Period, MRV shall have the sole and exclusive responsibility for the preparation and filing of: (1) all Consolidated Returns,
(2) all Combined Returns and (3) all Separate Returns.

        (c) For all Post-Separation Periods, MRV shall have the sole and exclusive responsibility for the preparation and filing of: (1) all Consolidated Returns, (2) all Combined Returns, and (3) all Non-Federal Separate Returns. For all Post-Separation Periods, Optical Access shall pay MRV an amount equal to any expenses paid by MRV in preparing any Tax Return or portion thereof that pertains to Optical Access.

2.2 MANNER OF PREPARING AND FILING TAX RETURNS. (a) All Tax Returns filed after the date of this Agreement by MRV or any MRV Affiliate, shall be (1) prepared in a manner that is consistent with (i) Section 5.1 of this Agreement, and (2) filed on a timely basis (taking into account applicable extensions) by MRV.

        (b) MRV shall have the exclusive right, in its sole discretion, with respect to any Tax Return relating to any Tax Period to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made by MRV, any MRV Affiliate, Optical Access, and any Optical Access Affiliate on such Tax Return,
(4) whether any amended Tax Returns shall be filed, (5) whether any claims for refund shall be made, (6) whether any refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside firms to prepare or review such Tax Return. MRV agrees to provide Optical Access with a copy of each such Tax Return prior to the due date for the filing of any such Tax Return (giving effect to applicable extensions) for such taxable


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

years sufficiently in advance of such date to allow Optical Access the opportunity to review and comment on any such Tax Return.

        (c)(1). Optical Access shall be responsible for providing financial, transactional, legal and other information in a timely manner as necessary for the preparation of the returns described in Sections 2.1(a),(b) or (c) of this Agreement. Information shall be requested and submitted by way of annual tax workpaper packages (due no later than March 31, for the preceding tax year ended December 31), sales and use tax reports (submitted as required to meet reporting deadlines in accordance with the continuation of the current process), other miscellaneous information requests and other supporting documentation. Such information shall be submitted within 30 days of written request in accordance with MRV's normal information request practices and due dates.

2.3 AGENT. Subject to the other applicable provisions of this Agreement, Optical Access hereby irrevocably designates, and agrees to cause each Optical Access Affiliate to so designate, MRV as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as MRV, in its sole discretion, may deem appropriate in any and all matters (including Audits) relating to any Tax Return described in Sections 2.1(a), (b) or (c) of this Agreement.

SECTION 3. PAYMENT OF TAXES TO TAX AUTHORITIES

3.1 FEDERAL INCOME TAXES. MRV shall pay (or cause to be paid) to the Service all Federal Income Taxes with respect to any Consolidated Return due and payable for all Tax Periods.

3.2 NON-FEDERAL COMBINED TAXES. MRV shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Combined Taxes with respect to any Combined Return due and payable for all Tax Periods.

3.3 NON-FEDERAL SEPARATE TAXES. MRV shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes due and payable for all Tax Periods.

3.4 OTHER FEDERAL TAXES. The parties shall each pay (or cause to be paid) to the appropriate Tax Authorities all of their respective Federal Taxes (excluding Federal Income Taxes for all Tax Periods which are governed by Section 3.1 of this Agreement).

SECTION 4. ALLOCATION OF TAXES

4.1 OPTICAL ACCESS LIABILITY FOR FEDERAL INCOME TAXES AND NON-FEDERAL COMBINED TAXES. Within ten (10) days after completion of the IPO, Optical Access shall pay to MRV the cumulative amount of the Optical Access Group Federal Income Tax Liability, the Optical Access Group Combined Tax Liability and the Optical Access Group Separate Tax Liability for all Consolidated Returns, Combined Returns and Separate Returns for all Pre-Separation Periods and the Straddle Period, including estimated tax payments. Thereafter, within ten (10) days after the payment of Taxes by MRV to any Taxing Authority with respect to any Post-Separation Period, Optical Access shall pay to MRV the cumulative


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amount of the Optical Access Group Federal Income Tax Liability, the Optical
Access Group Combined Tax Liability and the Optical Access Group Separate Tax Liability for all Consolidated Returns, Combined Returns and Separate Returns filed for such Post-Separation Period.

4.2 OPTICAL ACCESS GROUP FEDERAL INCOME TAX LIABILITY. With respect to each Tax Period, the Optical Access Group Federal Income Tax Liability for such taxable period shall be the Optical Access Group's liability for Federal Income Taxes for such taxable period, as determined on a Pro Forma Optical Access Group Consolidated Return prepared:

        (i) on a basis consistent with the preparation of the Consolidated Return for such period, determined by including only Tax Items of members of the Optical Access Group which are included in the Consolidated Return and by allocating Tax Assets to the Optical Access Group to the extent that the Tax Asset was created by a member of the Optical Access Group and such Tax Asset was actually utilized on the relevant Consolidated Return; and

        (ii) applying the highest statutory marginal corporate income Tax rate in effect for such taxable period (or portion thereof); provided that, in the event that the federal alternative minimum Tax applies to the Consolidated Return, the Optical Access Group Federal Income Tax Liability shall equal the lesser of (i) the alternative minimum Tax liability with respect to the Consolidated Return that would result by including only Tax Items and Tax Assets of members of the Optical Access Group included in the Consolidated Return or
(ii) the aggregate Tax liability payable with respect to such Consolidated
Return.

        (iii) The principles of Treasury Regulation Section 1.1502-33(d)(3) also shall apply to the allocation set forth in Sections 4.2(i) and (ii). If the amount of the consolidated federal income tax liability due under any Consolidated Return is less than the sum of the aggregate separate return tax liabilities of the Optical Access Group and the MRV Group (as computed pursuant to Sections 4.2(i) and (ii) above) due to losses or tax credits of one Group (including losses or tax credits carried over from prior years), the decrease in tax liability resulting therefrom shall be allocated 100 percent to that Group. A Group thus may have a "negative" income tax liability as a result of such an allocation (a "Loss Group"). If a Loss Group exists, the other Group shall pay to the Loss Group in a timely manner an amount equal to such "negative" income tax liability. In other words, if Tax attributes (e.g., losses or tax credits) of one Group are utilized by the other Group to reduce taxable income or Tax, as the case may be, the Group utilizing such Tax attributes shall pay to the other Group, with respect to losses, an amount equal to such reduction in taxable income resulting from the utilization of such losses multiplied by the top marginal federal corporate income Tax rate actually used by the Group utilizing the losses in calculating its deemed Tax liability (prior to the application of Tax credits against such liability) under Sections 4.2(i) and (ii) for the taxable period during which such losses are utilized and, with respect to Tax credits, an amount equal to the actual amount by which the deemed Tax liability calculated pursuant to Sections 4.2(i) and (ii) is reduced by such Tax credits for the taxable period during which such Tax credits are utilized.

4.3 OPTICAL ACCESS GROUP COMBINED TAX LIABILITY. With respect to any Tax Period, the Optical Access Group Combined Tax Liability shall be the sum for such taxable period of the Optical Access Group's liability for each Non-Federal Combined Tax, as determined on Pro Forma Optical Access Group Combined Returns prepared in a manner consistent with the principles and procedures set forth in Sections 4.2(i) and (ii) hereof. The Pro Forma Optical Access Group Combined Returns relating to Tax Returns described in clauses (ii) and (iii) of the definition of "Combined Return" shall be prepared by including only Tax Items and Tax Assets relating to or arising from the Optical Access Business. The principles of
Section 4.2(iii) shall also apply to this section 4.3.

4.4 OPTICAL ACCESS GROUP NON-FEDERAL SEPARATE TAX LIABILITY. With respect to any Tax Period, the Optical Access Group Non-Federal Separate Tax Liability shall be the sum for such taxable period of the Optical Access Group's liability for each Non-Federal Separate Tax, as determined on Pro Forma Optical Access Group Non-Federal Separate Returns prepared in a manner consistent with the principles and procedures set forth in Section 4.2 hereof. The Pro Forma Optical Access Group Non-Federal Separate Returns shall be prepared by including only Tax Items and Tax Assets relating to or arising from the Optical Access Business.

4.5 COOPERATION. (a) MRV and Optical Access agree to cooperate in good faith in connection with the preparation of such pro forma tax returns and agree to make reasonably available any documents, information or employees in connection therewith. However, with respect to any Tax Period, MRV shall have the sole and exclusive responsibility for the preparation of any Pro Forma Optical Access Group Consolidated Returns, Pro Forma Optical Access Group Combined Returns and Pro Forma Optical Access Group Non-Federal Separate Returns and MRV shall have the exclusive right, in its sole discretion, to determine the proper application of the requirements set forth in Section 4.2 hereof.

        (b) The Pro Forma Optical Access Group Consolidated Returns, Pro Forma Optical Access Group Combined Returns and Pro Forma Optical Access Group Non-Federal Separate Returns, workpapers and other supporting documentation shall be completed no later than thirty (30) business days prior to the date on which the related Consolidated Return, Combined Return or Separate Return, as the case may be, is filed with the appropriate Tax Authority.


4.6 TAX SHARING INSTALLMENT PAYMENTS. (a) FEDERAL INCOME TAXES. Not later than two (2) business days prior to each Estimated Tax Installment Date with respect to any Tax Period, the parties shall, consistent with MRV's current period annualization election and past practice, determine under the principles of
Section 6655 of the Code the estimated amount of the related installment of the Optical Access Group Federal Income Tax Liability. Optical Access shall pay to MRV the amount thus determined on or before such Estimated Tax Installment Date.

        (b) NON-FEDERAL COMBINED TAXES. MRV shall, in connection with any installment payment (payable with respect to any Combined Return prepared and filed by MRV) with respect to Non-Federal Combined Taxes for any Tax Period, consistent with MRV's current period annualization elections and past practice, determine the estimated amount of the related installment of the Optical Access Group Combined Tax Liability. From time to time, MRV may provide Optical Access with a written statement setting forth amounts owed by Optical Access in connection with any installment payments with respect to Non-Federal

Combined Taxes made by MRV for the immediately preceding month and any other month for which a statement has not previously been provided by MRV. Optical Access shall pay the amounts set forth on any statement upon receipt of such statement.

        (c) NON-FEDERAL SEPARATE TAXES. MRV shall, in connection with any installment payment (payable with respect to any Separate Return prepared and filed by MRV) with respect to Non-Federal Separate Taxes for any Tax Period, consistent with MRV's current period annualization elections and past practice, determine the estimated amount of the related installment of the Optical Access Group Non-Federal Separate Tax Liability. From time to time, MRV may provide Optical Access with a written statement setting forth amounts owed by Optical Access in connection with any installment payments with respect to Non-Federal Separate Taxes made by MRV for the immediately preceding month and any other month for which a statement has not previously been provided by MRV. Optical Access shall pay the amounts set forth on any statement upon receipt of such statement.

4.7 TAX SHARING TRUE UP PAYMENTS. (a) FEDERAL INCOME TAXES. Not later than thirty (30) business days following the completion of any Pro Forma Optical Access Group Consolidated Return, Optical Access shall pay to MRV, or MRV shall pay to Optical Access, as appropriate, an amount equal to the difference, if any, between the Optical Access Group Federal Income Tax Liability for any Tax Period and the aggregate amount paid by Optical Access with respect to such period under Section 4.6(a) of this Agreement.

        (b) NON-FEDERAL COMBINED TAXES. Not later than thirty (30) business days following the completion of any Pro Forma Optical Access Group Combined Return, Optical Access shall pay to MRV, or MRV shall pay to Optical Access, as appropriate, an amount equal to the difference, if any, between the Optical Access Group Combined Tax Liability for any Tax Period and the amounts paid by Optical Access with respect to such period under Section 4.6(b) of this Agreement.

        (c) NON-FEDERAL SEPARATE TAXES. Not later than thirty (30) business days following the completion of any Pro Forma Optical Access Group Separate Return, Optical Access shall pay to MRV, or MRV shall pay to Optical Access, as appropriate, an amount equal to the difference, if any, between the Optical Access Group Separate Tax Liability for any Tax Period and the amounts paid by Optical Access with respect to such period under Section 4.6(c) of this Agreement.

4.8 REDETERMINATION AMOUNTS. For any Tax Period, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group as a result of a Final Determination, the filing of a Tax refund claim or the filing of an amended Tax Return pursuant to which Taxes are paid to a Tax Authority or a refund of Taxes is received from a Tax Authority, MRV shall prepare, in accordance with the principles and procedures set forth in this
Section 4, revised Pro Forma Optical Access Group Consolidated Returns, revised Pro Forma Optical Access Group Combined Returns and/or revised Pro Forma Optical Access Group Non-Federal Separate Returns, as appropriate, to reflect the redetermination of such Tax Item as a result of such Final Determination, filing of a Tax refund claim or filing of an amended Tax Return. Following the preparation of such revised pro forma tax returns, Optical Access's payment obligations under Sections 4.2, 4.3 and 4.4 hereof shall be redetermined to reflect

Optical Access's Tax liability pursuant to the revised Pro Forma Optical Access Group Consolidated Returns, revised Pro Forma Optical Access Group Combined Returns and/or revised Pro Forma Optical Access Group Non-Federal Separate Returns prepared pursuant to this Section 4.8. Optical Access shall pay to MRV the amount by which the Tax liability reflected on the revised Pro Forma Optical Access Group Consolidated Returns, revised Pro Forma Optical Access Group Combined Returns and/or revised Pro Forma Optical Access Group Non-Federal Separate Returns exceeds the Tax liability reflected on the original Pro Forma Optical Access Group Consolidated Returns, original Pro Forma Optical Access Group Combined Returns and/or original Pro Forma Optical Access Group Non-Federal Separate Returns, and MRV shall pay to Optical Access the amount by which the Tax liability reflected on the original Pro Forma Optical Access Group Consolidated Returns, original Pro Forma Optical Access Group Combined Returns and/or original Pro Forma Optical Access Group Non-Federal Separate Returns exceeds the Tax liability reflected on the revised Pro Forma Optical Access Group Consolidated Returns, revised Pro Forma Optical Access Group Combined Returns and or revised Pro Forma Optical Access Group Non-Federal Separate Returns.

SECTION 5. ADDITIONAL OBLIGATIONS

5.1 PROVISION OF INFORMATION AND MUTUAL COOPERATION. (a) MRV and Optical Access shall, and shall cause their respective affiliates to, (1) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return (or pro forma Tax Return prepared in accordance with Section 4 hereof) or portion thereof for which the other has responsibility for preparing under this Agreement, (ii) contesting or defending any Audit (including the provision of such information, documents and other materials as may be requested by any Tax Authority), and (iii) making any determination or computation necessary or appropriate under this Agreement, (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i), (ii) and (iii) of clause (1) above, (3) reasonably cooperate in connection with any Audit. For purposes of this Agreement, "timely" shall mean furnishing such information, documents and other materials or making its employees available within thirty (30) days of the time a request therefor is made by the other.

        (b) In the event that either MRV or Optical Access or their respective affiliates shall fail for any reason to timely comply with any written request pursuant to Section 6.1, MRV or Optical Access, as the case may be, may, in its sole discretion, have its employees or agents fulfill such request and charge the non-complying party for its costs incurred in fulfilling such request at the highest hourly rate then shown on the Appendix attached hereto but not less than $5,000 for each such request. For purposes of this Section 6.1(b), each written request made by any Tax Authority and properly forwarded by one party to the other for action shall be deemed a separate request.

        (c) MRV and Optical Access shall, and shall cause their respective affiliates to, retain and provide on reasonable demand books, records, documentation or other information relating to any Tax Return or Audit, with respect to any taxable period in which MRV owns, directly or indirectly, 50% or more (by vote or value) of the outstanding stock of Optical Access, until the later of (i) the expiration of the applicable statute of limitations (after giving effect to any extension, waiver, or mitigation thereof) and (ii) in the event any claim is made under this Agreement or by any Tax Authority for which such information is relevant, until a Final Determination is reached with respect to such claim. Notwithstanding anything to the contrary included in this Agreement, the parties will comply in all respects with the requirements of any applicable record retention agreement with the Service or other Tax Authority.

        (d) Notwithstanding any other provision of this Agreement, no member of the MRV Group shall be required to provide Optical Access or any Optical Access Affiliate access to or copies of (1) any Tax information that relates exclusively to any member of the MRV Group, (2) any Tax information as to which any member of the MRV Group is entitled to assert the protection of any Privilege, or (3) any Tax information as to which any member of the MRV Group is subject to an obligation to maintain the confidentiality of such information. MRV shall use reasonable efforts to separate any such information from any other information to which Optical Access is entitled to access or to which Optical Access is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(d).

        (e) Notwithstanding any other provision of this Agreement, with respect to Tax information that relates to any taxable period in which Optical Access is no longer included in the Consolidated Group of which MRV is the common parent and no Combined Return is filed, no member of the Optical Access Group shall be required to provide MRV or any MRV Affiliate access to or copies of (1) any Tax information as to which any member of the Optical Access Group is entitled to assert the protection of any Privilege or (2) any Tax information as to which any member of the Optical Access Group is subject to an obligation to maintain the confidentiality of such information. Optical Access shall use reasonable efforts to separate any such information from any other information to which MRV is entitled to access or to which MRV is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(e).

        (f) The parties agree to give the other party reasonable written notice prior to destroying or discarding any records pertaining to the Pre-Deconsolidation Period or Straddle Period records, and if the other party so requests, the party shall allow the other party to take possession of such tax records. Tax records shall include, inter alia, journal vouchers, cash vouchers, general ledgers, material contracts, authorizations for expenditures, and copies of returns.

5.2 INDEMNIFICATION. (a) GENERAL. MRV shall be liable for (and indemnify Optical Access and each Optical Access Affiliate against) Taxes of the MRV Group and its Affiliates (including the Optical Access Group) not specifically allocated to Optical Access and the Optical Access Affiliates under this Agreement, and Optical Access shall be liable for and indemnify the MRV Group against Taxes which are specifically allocated to Optical Access and the Optical Access Affiliates under this Agreement.

        (b) FAILURE TO PAY. MRV and each MRV Affiliate shall jointly and severally indemnify and hold Optical Access and each Optical Access Affiliate harmless from and against any Tax that is attributable to, or results from the failure of MRV or any MRV Affiliate to make any payment required to be made by them under this Agreement, including without limitation any Tax for all Tax Periods (other than any Tax described in the succeeding sentence). Optical Access and each Optical Access Affiliate shall jointly and severally indemnify and hold MRV and each MRV Affiliate harmless from and against any Tax that is attributable to, or results from, the failure of Optical Access or any Optical Access Affiliate to make any payment required to be made under this Agreement.

        (c) INACCURATE OR INCOMPLETE INFORMATION. MRV and each MRV Affiliate shall jointly and severally indemnify Optical Access and hold Optical Access and each Optical Access Affiliate harmless from and against any Tax or loss attributable to the negligence of MRV or any MRV Affiliate in supplying Optical Access or any Optical Access Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Audit. Optical Access and each Optical Access Affiliate shall jointly and severally indemnify and hold MRV and each MRV Affiliate harmless from and against any Tax or loss attributable to the negligence of Optical Access or any Optical Access Affiliate in supplying MRV or any MRV Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Audit.


5.3 TAX CONSEQUENCES OF PAYMENTS. For all Tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement (other than any payment made in satisfaction of an intercompany obligation) as a capital contribution or dividend distribution, as the case may be, immediately prior to the Separation Date and, accordingly, as not includible in the taxable income of the recipient. If, as a result of a Final Determination, it is determined that the receipt or accrual of any payment made under this Agreement is taxable to the recipient, the payor shall pay to the recipient an amount equal to any increase in the Income Taxes of the recipient as a result of receiving the payment from the payor (grossed up to take into account such payment, if applicable).

5.4 INTEREST. Payments pursuant to this Agreement that are not made within the period prescribed in this Agreement or, if no period is prescribed, within thirty (30) business days after demand for payment is made (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment (the "Interest Accrual Period") at a per annum rate equal to the prime rate (as quoted in the Wall Street Journal) in effect on the last day of such Payment Period, plus 500 basis points. Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

5.5 OUTSIDE FEES. For any Tax Period, Optical Access and all Optical Access Affiliates will be allocated their proportional share of all outside fees as determined by MRV. For purposes of this Section 6.5, outside fees will be allocated to the period to which they relate (as MRV shall in its sole discretion determine) and not the period in which they may be incurred. Outside fees include (but are not limited to) accounting, legal and other fees for preparation and filing of Tax Returns, Tax research, planning, strategy, and assistance with Tax Audits. The allocated amount will be billed to the Optical Access Group and is due upon receipt.

SECTION 6. AUDITS

6.1 IN GENERAL. (a) MRV shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of MRV, any MRV Affiliate, Optical Access or any Optical Access Affiliate in any Audit relating to any Tax Return described in Sections 2.1(a), (b) or (c) of this Agreement and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. MRV's rights shall extend to any matter pertaining to the management and control of an Audit, including, without limitation, execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

        (b) MRV shall keep Optical Access informed of all material developments and events pertaining to any Audit that relates directly to any Tax Item included in any Consolidated Return or Combined Return for which Optical Access is responsible for the resulting tax liability. Optical Access shall have the right to review at its own expense any materials that it may reasonably request that pertain to any Audit that relates directly to any Tax Item included in any Consolidated Return or Combined Return for which Optical Access is responsible for the resulting tax liability.


6.2 NOTICE. If MRV or any member of the MRV Group receives written notice of, or relating to, an Audit from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in the redetermination of a Tax Item of a member of the Optical Access Group, MRV shall promptly provide a copy of such notice to Optical Access (but in no event later than thirty (30) business days following the receipt of such notice). If Optical Access or any member of the Optical Access Group receives written notice of, or relating to, an Audit from a Tax Authority with respect to a Tax Return described in Section 2.1(a), (b) or (c) of this Agreement, Optical Access shall promptly provide a copy of such notice to MRV (but in no event later than thirty
(30) business days following the receipt of such notice).

6.3 FAILURE TO NOTIFY. The failure of MRV or Optical Access to notify the other of any matter relating to a particular Tax for a taxable period or to take any action specified in this Agreement shall not relieve such other party of any liability and/or obligation which it may have under this Agreement with respect to such Tax for such taxable period except to the extent that such other party's rights hereunder are materially prejudiced by such failure.

6.4 REMEDIES. Optical Access agrees that no claim against MRV and no defense to Optical Access' liabilities to MRV under this Agreement shall arise from the resolution by MRV of any deficiency, claim or adjustment relating to the redetermination of any Tax Item of MRV or a MRV Affiliate.

SECTION 7. IPO

7.1 IPO RELATED ITEMS. (a) LIABILITY FOR SEPARATION TAXES. Only except as provided in Section 8.1(b) hereof, MRV shall be responsible for the payment of, and shall indemnify and hold Optical Access harmless from and against, any Separation Taxes.

        (b) LIABILITY FOR UNDERTAKING CERTAIN ACTIONS. Notwithstanding Section 8.1(a) of this Agreement, Optical Access and each member of the

Optical Access Group shall be jointly and severally responsible for, and shall indemnify and hold MRV harmless from and against, any Separation Taxes that are attributable to, or result from, (i) any action taken by Optical Access or any member of the Optical Access Group that was not contemplated by the parties in connection with the Separation or (ii) the failure by Optical Access or any member of the Optical Access Group to take any action that Optical Access is responsible for taking under this Agreement, the Master Separation Agreement or any other agreement related to the Separation or the IPO. Each of the parties hereto agrees to act in good faith and without negligence in connection with the Tax reporting of and all other aspects related to the Tax consequences of the Separation and shall be responsible for any Taxes or losses arising from any failure to act in good faith or any negligent act or omission with respect thereto.

7.2 TAX REPORTING OF IPO RELATED ITEMS. SEPARATION TAXES. Any Tax Return (or portion thereof) that includes any Tax Item resulting from the Separation shall be prepared and filed by MRV.


7.3 AUDITS RELATING TO SEPARATION. Notwithstanding any other provision of this Agreement, MRV shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of MRV, any MRV Affiliate, Optical Access or any member of the Optical Access Group in any Audit with respect to Tax Items related to the Separation, and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. MRV's rights shall extend to any matter pertaining to the management and control of an Audit, including execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item.

7.4 PROVISION OF INFORMATION AND MUTUAL COOPERATION. In addition to the parties' respective obligations under Section 5.1 and subject to the provisions of
Section 5.1(b) of this Agreement, MRV and Optical Access shall, and shall cause their respective Affiliates to, cooperate with respect to all aspects of the Separation including, without limitation, by (1) furnishing to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return that includes Tax Items relating to or arising from the Separation and (ii) contesting or defending any Audit with respect to Tax Items relating to or arising from the Separation and (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i) and (ii) of clause (1) above.

7.5 PRESS RELEASES. Notwithstanding any other provision of this Agreement to the contrary, MRV shall have the exclusive right, in its sole discretion, to review and approve all press releases and other public communications with respect to the subjects to which this Agreement relates prior to their release. Optical Access shall provide all such press releases or other public communication to MRV no later than one (1) day prior to their proposed release date at the place and manner specified in Section 8.2 of this Agreement.

SECTION 8. MISCELLANEOUS

8.1 EFFECTIVENESS. This Agreement shall become effective on the Separation Date.

8.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below; provided, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the Express mail service maintained by the United States Postal Service; provided, receipt of delivery has been confirmed, or (iv) on the fifth day after mailing; provided, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                      If to MRV or any MRV Affiliate, to:
                             MRV Communications, Inc.

                             ____________________

                             ____________________

                             ____________________

                             Facsimile:  _____________

                             Attention:  _____________

                      If to Optical Access or any Optical Access Affiliate to:
                             Optical Access, Inc.

                             ____________________

                             ____________________

                             ____________________

                             Facsimile:  _____________

                             Attention:  _____________

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

8.3 CHANGES IN LAW. Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

8.4 SUCCESSORS AND ASSIGNS. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

8.5 AUTHORIZATION, ETC. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

8.6 COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between MRV or any MRV Affiliate and Optical Access or any Optical Access Affiliate with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Unless the context indicates otherwise, any reference to Optical Access in this Agreement shall refer to Optical Access and the Optical Access Affiliates and any reference to MRV in this Agreement shall refer to MRV and the MRV Affiliates.

8.7 INTERPRETATION. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

8.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.11 NO THIRD PARTY BENEFICIARIES. This Agreement is solely for the benefit of MRV, the MRV Affiliates, Optical Access and the Optical Access Affiliates, and is not intended to confer upon any other person any rights or remedies hereunder.

8.12 JURISDICTION; FORUM. (a) By the execution and delivery of this Agreement, MRV and Optical Access submit and agree to cause the MRV Affiliates and Optical Access Affiliates, respectively, to submit to the personal jurisdiction of any state or federal court in the State of California in any suit or proceeding arising out of or relating to this Agreement.

        (b) To the extent that MRV, Optical Access, any MRV Affiliate or any Optical Access Affiliate has or hereafter may acquire any immunity from jurisdiction of any California court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, MRV or Optical Access, as the case may be, hereby irrevocably waives, and agrees to cause the MRV Affiliates and the Optical Access Affiliates, respectively, to waive such immunity in respect of its obligations with respect to this Agreement.

        (c) The parties hereto agree that an appropriate and convenient, non-exclusive forum for any disputes between any of the parties hereto or the MRV Affiliates and the Optical Access Affiliates arising out of this Agreement shall be in any state or federal court in the State of California.

8.13 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

        IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by a duly authorized officer as of the date first above written.



                                          MRV CORPORATION
                                          on behalf of itself and its affiliates


                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          By
                                             -----------------------------------
                                             Name:
                                             Title:


                                          OPTICAL ACCESS, INC.
                                          on behalf of itself and its affiliates



                                          By
                                             -----------------------------------
                                             Name:
                                             Title:

                                          By
                                             -----------------------------------
                                             Name:
                                             Title: